Series 1
72DD1/72DD2
Class A $12, Class C $8, Class I $ 695
73A1/73A2
Class A $0.159, Class C $ 0.14, Class I $0.165
74U1/74U2
Class A 41, Class C 37, Class I 4,296
74V1/74 V2
Class A $8.17, Class C $8.14, Class I $8.18
Series 2
72DD1/72DD2
Class A $5, Class C $0, Class I $237
73A1/73A2
Class A $0.0540, Class C $0, Class I $0.0740
74U1/74U2
Class A 11, Class C 15, Class I 3,218
74V1/74V2
Class A $8.88, Class C $8.82, Class I $8.90
Series 3
72DD1/72DD2
Class A $265, Class C $51 , Class I $2,164 , Class R6 $3
73A1/73A2
Class A $0.2440, Class C $0.1620, Class I $0.2860 Class R6
$0.2880
74U1/74U2
Class A 416, Class C 253, Class I 6,361 Class R6 11

74V1/74V2
Class A $8.78, Class C $8.73, Class I $8.78 Class R6 $8.78
Series 4
72DD1/72DD2
Class A $28, Class C $13, Class I $ 523
73A1/73A2
Class A $0.1768, Class C $0.1416, Class I $0.1887
74U1/74U2
Class A 72, Class C 127, Class I 2,787
74V1/74V2
Class A $9.71, Class C $9.70, Class I $9.70
Series 5
72DD1/72DD2
Class A $3, Class C $2, Class I $5, Class R6 $1,701
73A1/73A2
Class A $0.164, Class C $0.133, Class I $0.176, Class R6 $0.176
74U1/74U2
Class A 25, Class C 15, Class I 33, Class R6 9,664
74V1/74V2
Class A $9.66, Class C $9.65, Class I $9.66, Class R6 $9.66
Series 6
72DD1/72DD2
Class A $3, Class C $1, Class I $106
73A1/73A2
Class A $0.0160, Class C $0.0120, Class I $0.0170
74U1/74U2
Class A 610, Class C 557, Class I 11,217
74V1/74V2
Class A $9.68, Class C $9.63, Class I $9.70
Series 7
72DD1/72DD2
Class A $1, Class C $0, Class I $36
73A1/73A2
Class A $0.0680, Class C $0.0460, Class I $0.0740
74U1/74U2
Class A 18, Class C 11, Class I 485
74V1/74V2
Class A $8.96, Class C $8.94, Class I $8.97